Exhibit 99.1
For Immediate Release
Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
For Media: Mike Distefano, (310) 843-4199
Korn/Ferry International Announces Second Quarter Fiscal
2011 Results of Operations
Highlights
•	Second quarter fiscal 2011 fee revenue increased 32% to $185.4 million, compared to $140.1 million in the same quarter last year.

•	Q2 FY’11 diluted earnings per share, excluding net adjustments to previously recorded restructuring charges was $0.33, compared to diluted earnings per share of $0.09 in Q2 FY’10. Including net restructuring charges, Q2 FY’11 diluted earnings per share was $0.30 compared to $0.06 in Q2 FY’10.
Los Angeles, CA, December 8, 2010 — Korn/Ferry International (NYSE: KFY), a premier global provider of talent management solutions, announced Q2 FY’11 diluted earnings per share of $0.33 compared to $0.09 in Q2 FY’10 (excluding net adjustments to previously recorded restructuring charges of $2.1 million and $2.8 million, respectively). Diluted earnings per share was $0.30 and $0.06 in Q2 FY’11 and Q2 FY’10, respectively.
“As evidenced by our sixth consecutive sequential fee revenue increase, our clients are increasingly turning to Korn/Ferry for a variety of their most important human capital needs,” said Gary D. Burnison, CEO of Korn/Ferry International. “After meeting with many of our clients’ CEOs over the last several months, it’s evident that we are experiencing a two-speed labor recovery – global vs. local. Global enterprises are investing, hiring and expanding, while organizations more reliant on Western economies for growth have remained more cautious. Overall, I’m very pleased with our organization’s results this quarter, which validate our strategy of helping clients achieve extraordinary performance through people.”

Financial Results
(dollars in millions, except per share amounts)

	Second Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Fee revenue	$185.4	$140.1	$360.5	$256.9
Total revenue	$193.2	$146.5	$376.4	$269.8
Operating income (loss)	$19.8	$2.3	$39.1	$(22.7)
Operating margin	10.7%	1.6%	10.8%	(8.8)%
Net income (loss)	$13.7	$2.8	$24.6	$(11.5)
Basic earnings (loss) per share	$0.30	$0.06	$0.55	$(0.26)
Diluted earnings (loss) per share	$0.30	$0.06	$0.53	$(0.26)
Adjusted Results (a):

	Second Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Operating income (loss)	$21.9	$5.0	$41.2	$(1.8)
Operating margin	11.8%	3.6%	11.4%	(0.7)%
Net income	$15.0	$4.3	$25.9	$2.0
Basic earnings per share	$0.33	$0.10	$0.58	$0.05
Diluted earnings per share	$0.33	$0.09	$0.56	$0.04

(a)	Adjusted results are non-GAAP financial measures that exclude restructuring charges, net of recoveries, of $2.1 million during the three and six months ended October 31, 2010. Comparative results exclude restructuring charges, net of recoveries, of $2.8 million and $21.0 million during the three and six months ended October 31, 2009, respectively (see attached reconciliations).
Fee revenue was $185.4 million in Q2 FY’11 compared to $140.1 million in Q2 FY’10, an increase of 32% (or an increase of 33%, or $45.7 million, on a constant currency basis), which reflects increases in revenue from all segments of the business driven primarily by a 28% increase in the number of executive recruitment engagements billed as well as a 4% (5% excluding the impact of exchange rates) increase in the weighted-average fee billed per executive recruitment engagement compared to the year-ago fiscal quarter. Furthermore, the Company experienced a 6% increase in fee revenue compared to Q1 FY’11.
Compensation and benefits were $127.6 million in Q2 FY’11, an increase of $25.5 million, or 25%, compared to $102.1 million in Q2 FY’10. This increase is attributable mainly to an increase in the variable component of compensation when compared to the year-ago fiscal quarter. Compensation and benefits were lower in Q2 FY’10 compared to Q2 FY’11 due to the challenging economic conditions in Q2 FY’10.
General and administrative expenses were $27.4 million in Q2 FY’11, an increase of $0.2 million, or 1% from $27.2 million in Q2 FY’10. This increase is due primarily to an increase in bad debt provisions as a result of higher revenues and accounts receivable, a decrease in unrealized net foreign exchange gains, partially offset by a fair value contingent consideration adjustment from a prior acquisition. Changes in exchange rates impacted general and administrative expenses in Q2 FY’11 favorably by $0.4 million compared to Q2 FY’10.
Operating income was $19.8 million in Q2 FY’11 compared to $2.3 million in Q2 FY’10, an increase of $17.5 million. Excluding restructuring charges of $2.1 million in Q2 FY’11 and $2.8 million in Q2 FY’10, operating income was $21.9 million in Q2 FY’11 and $5.0 million in Q2 FY’10, an increase of $16.9 million.

Balance Sheet and Liquidity
Cash and marketable securities were $264.7 million at October 31, 2010 compared to $296.5 million at April 30, 2010. Cash and marketable securities include $67.0 million and $69.0 million, held in trust for deferred compensation plans, at October 31, 2010 and April 30, 2010, respectively. Cash and marketable securities decreased by $31.8 million from April 30, 2010, mainly due to the payment of FY’10 annual bonuses in Q1 FY’11, partially offset by cash provided by operating activities in Q2 FY’11.
Results by Segment
Selected Executive Recruitment Data
(dollars in millions)

	Second Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Fee revenue	$164.1	$123.3	$319.0	$224.6
Total revenue	$170.5	$128.3	$331.9	$234.9
Operating income (loss)	$23.9	$9.7	$51.6	$(3.4)
Operating margin	14.6%	7.8%	16.2%	(1.5)%

Ending number of consultants	475	497	475	497
Average number of consultants	477	499	475	486
Engagements billed	3,795	2,981	6,324	4,643
New engagements (a)	1,970	1,578	3,860	2,896
Adjusted Results (b):

	Second Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Operating income	$26.1	$14.9	$53.8	$20.0
Operating margin	15.9%	12.1%	16.9%	8.9%

(a)	Represents new engagements opened in the respective period.

(b)	Adjusted results are non-GAAP financial measures that exclude restructuring charges, net of recoveries, of $2.2 million during the three and six months ended October 31, 2010. Comparative results exclude restructuring charges, net of recoveries, of $5.3 million and $23.4 million during the three and six months ended October 31, 2009, respectively (see attached reconciliations).
Fee revenue was $164.1 million in Q2 FY’11, an increase of $40.8 million ($41.2 million on a constant currency basis), or 33%, when compared to fee revenue of $123.3 million in Q2 FY’10. Fee revenue increased in all regions due to a 28% increase in the overall number of engagements billed and a 4% (5% excluding the impact of exchange rates) increase in the weighted-average fee per engagement billed when compared to Q2 FY’10.
Operating income was $23.9 million in Q2 FY’11 compared to $9.7 million in Q2 FY’10. Excluding restructuring charges of $2.2 million in Q2 FY’11 and $5.3 million in Q2 FY’10, operating income was $26.1 million and $14.9 million, respectively, an increase of $11.2 million compared to Q2 FY’10.
The total number of consultants at October 31, 2010 was 475, a decrease of 22 from October 31, 2009.

Selected Futurestep Data
(dollars in millions)

	Second Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Fee revenue	$21.3	$16.8	$41.5	$32.3
Total revenue	$22.7	$18.2	$44.5	$34.9
Operating income	$1.2	$2.6	$2.2	$1.8
Operating margin	5.6%	15.5%	5.2%	5.6%
Adjusted Results (a):

	Second Quarter		Year to Date
	FY’11	FY’10	FY’11	FY’10
Operating income (loss)	$1.1	$0.1	$2.1	$(0.7)
Operating margin	5.1%	0.8%	5.0%	(2.1)%

(a)	Adjusted results are non-GAAP financial measures that exclude recoveries of restructuring charges of $0.1 million during each of the three and six months ended October 31, 2010. Comparative results exclude restructuring charges, net of recoveries, of $2.5 million during each of the three and six months ended October 31, 2009, respectively (see attached reconciliations).
Fee revenue was $21.3 million in Q2 FY’11, an increase of $4.5 million (also $4.5 million on a constant currency basis), or 27%, from $16.8 million in Q2 FY’10. The improvement in fee revenue was driven by a 30% increase in the overall number of engagements billed, partially offset by a 3% decrease in the weighted-average fee billed per engagement.
Operating income was $1.2 million in Q2 FY’11 compared to $2.6 million in Q2 FY’10. Operating income includes recovery of restructuring costs of $0.1 million and $2.5 million, during Q2 FY’11 and Q2 FY’10, respectively, which in Q2 FY’10 primarily relates to lower facility lease costs than originally recorded; without which operating income would have been $1.1 million and $0.1 million, respectively.
Outlook
Assuming constant foreign exchange rates, stable economic conditions and steady financial markets, Q3 FY’11 fee revenue is likely to be in the range of $175 million to $190 million and diluted earnings per share is likely to be in the range of $0.25 to $0.32.
Earnings Conference Call Webcast
The earnings conference call will be held today at 9:00 AM (EST) and hosted by CEO Gary Burnison, CFO Mike DiGregorio and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.
Korn/Ferry International (NYSE: KFY), with a presence throughout the Americas, Asia Pacific, Europe, the Middle East and Africa, is a premier global provider of talent management solutions. Based in Los Angeles, the firm delivers an array of solutions that help clients to attract, develop, retain and sustain their talent. Visit www.kornferry.com for more information on the Korn/Ferry International family of companies, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward-Looking Statements
Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn/Ferry’s current expectations. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn/Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, the portability of client relationships, local political or economic developments in or affecting countries where we have operations, including fluctuations in exchange rates, risks related to the growth and results of Futurestep, global economic developments, restrictions imposed by off-limits agreements, reliance on information systems, the successful integration of acquired businesses and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn/Ferry’s periodic filings with the Securities and Exchange Commission. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include the following (each of which has been adjusted to exclude restructuring charges):
•	adjusted operating income (loss) and operating margin;

•	adjusted net income (loss);

•	adjusted basic and diluted earnings (loss) per share; and

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn/Ferry’s performance by excluding certain charges that may not be indicative of Korn/Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn/Ferry’s historical performance. Korn/Ferry includes these non-GAAP financial measures because management believes it is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn/Ferry’s ongoing operations and financial and operational decision-making.
[Tables attached]

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2010	2009	2010	2009
	(unaudited)
Fee revenue	$185,350	$140,145	$360,462	$256,948
Reimbursed out-of-pocket engagement expenses	7,854	6,411	15,904	12,896

Total revenue	193,204	146,556	376,366	269,844

Compensation and benefits	127,555	102,076	247,763	192,461
General and administrative expenses	27,363	27,164	55,978	55,218
Out-of-pocket engagement expenses	13,237	9,464	25,336	18,253
Depreciation and amortization	3,144	2,860	6,112	5,689
Restructuring charges, net	2,130	2,774	2,130	20,957

Total operating expenses	173,429	144,338	337,319	292,578

Operating income (loss)	19,775	2,218	39,047	(22,734)

Interest and other income (loss), net	1,657	1,180	(652)	4,471

Income (loss) before provision (benefit) for income taxes and equity in earnings of unconsolidated subsidiaries	21,432	3,398	38,395	(18,263)
Income tax provision (benefit)	8,288	879	14,809	(6,486)
Equity in earnings of unconsolidated subsidiaries, net	512	226	974	249

Net income (loss)	$13,656	$2,745	$24,560	$(11,528)

Earnings (loss) per common share:
Basic	$0.30	$0.06	$0.55	$(0.26)

Diluted	$0.30	$0.06	$0.53	$(0.26)

Weighted-average common shares outstanding:
Basic	45,130	44,470	44,886	44,123

Diluted	45,918	45,291	46,061	44,123

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
FINANCIAL SUMMARY BY SEGMENT
(in thousands)
(unaudited)

	Three Months Ended				Six Months Ended
	October 31,				October 31,
	2010		2009	% Change	2010		2009	% Change

Fee Revenue:
Executive recruitment:
North America	$94,066		$68,230	38%	$184,041		$123,522	49%
EMEA	37,424		35,376	6%	73,692		64,597	14%
Asia Pacific	24,098		13,563	78%	45,240		25,934	74%
South America	8,478		6,122	38%	15,964		10,567	51%

Total executive recruitment	164,066		123,291	33%	318,937		224,620	42%
Futurestep	21,284		16,854	26%	41,525		32,328	28%

Total fee revenue	185,350		140,145	32%	360,462		256,948	40%
Reimbursed out-of-pocket engagement expenses	7,854		6,411	23%	15,904		12,896	23%

Total revenue	$193,204		$146,556	32%	$376,366		$269,844	39%

		Margin		Margin		Margin		Margin
Adjusted Operating Income (Loss): (Excluding Restructuring Charges)
Executive recruitment:
North America	$19,255	20.5%	$11,250	16.5%	$38,930	21.2%	$15,457	12.5%
EMEA	2,653	7.1%	2,411	6.8%	5,706	7.7%	2,974	4.6%
Asia Pacific	1,561	6.5%	61	0.4%	4,630	10.2%	1,036	4.0%
South America	2,698	31.8%	1,202	19.6%	4,577	28.7%	516	4.9%

Total executive recruitment	26,167	15.9%	14,924	12.1%	53,843	16.9%	19,983	8.9%
Futurestep	1,084	5.1%	141	0.8%	2,073	5.0%	(674)	(2.1%)
Corporate (1)	(5,346)		(10,073)		(14,739)		(21,086)

Total adjusted operating income (loss)	$21,905	11.8%	$4,992	3.6%	$41,177	11.4%	$(1,777)	(0.7%)

Restructuring Charges (Reductions), net:
Executive recruitment:
North America	$(340)	(0.3%)	$(1,279)	(1.9%)	$(340)	(0.1%)	$(1,279)	(1.0%)
EMEA	2,569	6.9%	6,615	18.7%	2,569	3.4%	24,798	38.4%
Asia Pacific	—	0.0%	87	0.6%	—	0.0%	87	0.3%
South America	—	0.0%	(173)	(2.9%)	—	0.0%	(173)	(1.6%)

Total executive recruitment	2,229	1.3%	5,250	4.3%	2,229	0.7%	23,433	10.4%
Futurestep	(99)	(0.5%)	(2,476)	(14.7%)	(99)	(0.2%)	(2,476)	(7.7%)
Corporate	—		—		—		—

Total restructuring charges (reductions), net	$2,130	1.1%	$2,774	2.0%	$2,130	0.6%	$20,957	8.1%

		Margin		Margin		Margin		Margin
Operating Income (Loss):
Executive recruitment:
North America	$19,595	20.8%	$12,529	18.4%	$39,270	21.3%	$16,736	13.5%
EMEA	84	0.2%	(4,204)	(11.9%)	3,137	4.3%	(21,824)	(33.8%)
Asia Pacific	1,561	6.5%	(26)	(0.2%)	4,630	10.2%	949	3.7%
South America	2,698	31.8%	1,375	22.5%	4,577	28.7%	689	6.5%

Total executive recruitment	23,938	14.6%	9,674	7.8%	51,614	16.2%	(3,450)	(1.5%)
Futurestep	1,183	5.6%	2,617	15.5%	2,172	5.2%	1,802	5.6%
Corporate (1)	(5,346)		(10,073)		(14,739)		(21,086)

Total operating income (loss)	$19,775	10.7%	$2,218	1.6%	$39,047	10.8%	$(22,734)	(8.8%)

(1)	Improvement primarily due to a decrease in net expenses related to the change in amounts due under deferred compensation plans determined by an increase (or decrease) in market values, and adjustment to the fair value of contingent consideration for a prior acquisition, totaling $4.3 million and $3.8 million during the three and six months ended October 31, 2010 compared to the three and six months ended October 31, 2009, respectively.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	October 31,	April 30,
	2010	2010
	(unaudited)
ASSETS
Cash and cash equivalents	$151,118	$219,233
Marketable securities	16,189	4,114
Receivables due from clients, net of allowance for doubtful accounts of $8,106 and $5,983, respectively	145,043	107,215
Income taxes and other receivables	8,476	6,292
Deferred income taxes	21,375	20,844
Prepaid expenses and other assets	27,940	23,166

Total current assets	370,141	380,864

Marketable securities, non-current	97,410	73,105
Property and equipment, net	37,470	24,963
Cash surrender value of company owned life insurance policies, net of loans	71,929	69,069
Deferred income taxes	53,526	59,742
Goodwill	177,562	172,273
Intangible assets, net	24,310	25,425
Investments and other assets	31,931	21,657

Total assets	$864,279	$827,098

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$11,308	$11,148
Income taxes payable	8,487	6,323
Compensation and benefits payable	121,894	131,550
Other accrued liabilities	50,762	49,062

Total current liabilities	192,451	198,083

Deferred compensation and other retirement plans	131,009	123,794
Other liabilities	21,706	13,879

Total liabilities	345,166	335,756

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 58,548 and 57,614 shares issued and 46,388 and 45,979 shares outstanding, respectively	387,909	388,717
Retained earnings	114,780	90,220
Accumulated other comprehensive income, net	16,949	12,934

Stockholders’ equity	519,638	491,871
Less: notes receivable from stockholders	(525)	(529)

Total stockholders’ equity	519,113	491,342

Total liabilities and stockholders’ equity	$864,279	$827,098

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Three Months Ended
	October 31, 2010			October 31, 2009
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Fee revenue	$185,350		$185,350	$140,145		$140,145
Reimbursed out-of-pocket engagement expenses	7,854		7,854	6,411		6,411

Total revenue	193,204		193,204	146,556		146,556

Compensation and benefits	127,555		127,555	102,076		102,076
General and administrative expenses	27,363		27,363	27,164		27,164
Out-of-pocket engagement expenses	13,237		13,237	9,464		9,464
Depreciation and amortization	3,144		3,144	2,860		2,860
Restructuring charges, net	2,130	(2,130)	—	2,774	(2,774)	—

Total operating expenses	173,429	(2,130)	171,299	144,338	(2,774)	141,564

Operating income	19,775	2,130	21,905	2,218	2,774	4,992

Interest and other income, net	1,657		1,657	1,180		1,180

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	21,432	2,130	23,562	3,398	2,774	6,172
Income tax provision (1)	8,288	821	9,109	879	1,260	2,139
Equity in earnings of unconsolidated subsidiaries, net	512		512	226		226

Net income	$13,656	$1,309	$14,965	$2,745	$1,514	$4,259

Earnings per common share:
Basic	$0.30		$0.33	$0.06		$0.10

Diluted	$0.30		$0.33	$0.06		$0.09

Weighted-average common shares outstanding:
Basic	45,130		45,130	44,470		44,470

Diluted	45,918		45,918	45,291		45,291

Explanation of Non-GAAP Adjustments

(1)	Calculated using an annual effective tax rate of 39% and 35% on operating expenses, adjusted for the three months ended October 31, 2010 and 2009, respectively.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)
(in thousands, except per share amounts)
(unaudited)

	Six Months Ended			Six Months Ended
	October 31, 2010			October 31, 2009
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Fee revenue	$360,462		$360,462	$256,948		$256,948
Reimbursed out-of-pocket engagement expenses	15,904		15,904	12,896		12,896

Total revenue	376,366		376,366	269,844		269,844

Compensation and benefits	247,763		247,763	192,461		192,461
General and administrative expenses	55,978		55,978	55,218		55,218
Out-of-pocket engagement expenses	25,336		25,336	18,253		18,253
Depreciation and amortization	6,112		6,112	5,689		5,689
Restructuring charges, net	2,130	(2,130)	—	20,957	(20,957)	—

Total operating expenses	337,319	(2,130)	335,189	292,578	(20,957)	271,621

Operating income (loss)	39,047	2,130	41,177	(22,734)	20,957	(1,777)

Interest and other (loss) income, net	(652)		(652)	4,471	—	4,471

Income (loss) before provision (benefit) for income taxes and equity in earnings of unconsolidated subsidiaries	38,395	2,130	40,525	(18,263)	20,957	2,694
Income tax provision (benefit) (1)	14,809	821	15,630	(6,486)	7,442	956
Equity in earnings of unconsolidated subsidiaries, net	974		974	249		249

Net income (loss)	$24,560	$1,309	$25,869	$(11,528)	$13,515	$1,987

Earnings (loss) per common share:
Basic	$0.55		$0.58	$(0.26)		$0.05

Diluted	$0.53		$0.56	$(0.26)		$0.04

Weighted-average common shares outstanding:
Basic	44,886		44,886	44,123		44,123

Diluted	46,061		46,061	44,123		44,824

Explanation of Non-GAAP Adjustments

(1)	Calculated using an annual effective tax rate of 39% and 35% on operating expenses, adjusted for the six months ended October 31, 2010 and 2009, respectively.